Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	ZYGO CORPORATION (ZIGO)

Designated Filer:	MAK Capital One LLC (“MAK Capital One”)

Other Joint Filers:	MAK Capital Fund LP (the “MAK Fund”); MAK-ro Capital Master Fund LP (the “MAK-ro Fund”); Michael A. Kaufman; Paloma International L.P. (“Paloma”); and S. Donald Sussman

Addresses:

The address of each of MAK Capital One and Mr. Kaufman is 590 Madison Ave, 24th Floor, New York, New York 10022.

The address of each of MAK Fund and MAK-ro Fund is c/o M Q Services Ltd., Victoria Place,

31 Victoria Street, Hamilton HM 10 Bermuda.

The address of Paloma is Two American Lane, Greenwich, Connecticut 06836.

The address of Mr. Sussman is 217 Commercial Street, 5th Floor, Portland, Maine 04101.

Signatures:

Dated: June 24, 2014

MAK CAPITAL FUND LP
	By:	MAK GP LLC, as General Partner

	By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member

MAK-ro CAPITAL MASTER FUND LP

	By:	/s/ Michael A. Kaufman
Michael A. Kaufman,
President

/s/ Michael A. Kaufman
Michael A. Kaufman

PALOMA INTERNATIONAL L.P.
By:	Paloma Partners Management Company, general partner

By:	/s/ Douglas W. Ambrose
Douglas W. Ambrose,
Managing Director

S. DONALD SUSSMAN

By:	/s/ Douglas W. Ambrose
Douglas W. Ambrose,
Attorney-in-Fact

POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Gregory S. Hayt, Douglas W. Ambrose and Randall U. Tam as the undersigned’s true and lawful authorized representative, attorney-in-fact and agent, each with the power individually to execute for and on behalf of the undersigned and to file with and deliver to the United States Securities and Exchange Commission and any other authority or party required or entitled to receive the same: (a) any Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (b) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder.

The undersigned also hereby grants to each such attorney-in-fact the full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act or the rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The power of attorney regarding the subject matters hereof, dated as of May 9, 2006, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 27, 2014.

/s/ S. Donald Sussman

S. Donald Sussman

ACKNOWLEDGEMENT IN CONNECTICUT

STATE OF CONNECTICUT, COUNTY OF FAIRFIELD ss.:

On March 27, 2014, before me, the undersigned personally appeared, S. Donald Sussman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Diane R. Erickson, Notary Public

(signature and office of individual taking acknowledgement)